UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 14, 2006
(Date of earliest event reported)

THINK PARTNERSHIP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5 Revere Drive
Suite 510
Northbrook, Illinois 60062
(Address of Principal Executive Offices)

(847) 562-0177
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On March 15, 2006, Think Partnership, Inc. f/k/a CGI Holding Corporation (the “Company”) issued a press release announcing the approval of all corporate proposals at its Annual Meeting of Shareholders. At its annual meeting held March 14, 2006 in Chicago, Illinois, shareholders of the Company elected seven individuals to serve as members of its Board of Directors, ratified its independent registered public accountant, approved its 2005 Long-Term Incentive Plan and approved amendments to its Articles of Incorporation to increase the number of authorized shares of common stock and to change its legal name to Think Partnership Inc. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(a)                                            Financial Statements of the Businesses Acquired.

None.

(b)                                           Pro Forma Financial Information

None.

(d)                                           Exhibits

99.1                 Press Release Announcing Results of its Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    March 15, 2006

THINK PARTNERSHIP INC. f/k/a
CGI HOLDING CORPORATION

By:	/s/ Gerard M. Jacobs
Name:	Gerard M. Jacobs
Title:	Chief Executive Officer